UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2023

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5707 Southwest Parkway, Building 1, Suite 275 Austin, Texas		78735
(Address of principal executive offices)		(Zip Code)
(737)
281-0101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐

Digital Realty Trust, L.P.:	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.:  ☐
Digital Realty Trust, L.P.:  ☐

Introductory Note
Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” “the company” or “Digital Realty” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P., our “operating partnership.”

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 4, 2023, we received a notification from Laurence Chapman of his resignation from his positions as a member of the company’s Board of Directors (the “Board”) and a member of the Nominating and Corporate Governance Committee of the Board, effective immediately. Mr. Chapman’s tenure had been scheduled to end on June 8, 2023, the day of the company’s upcoming annual meeting of stockholders, because he was not standing for re-election
at that meeting, as previously announced on March 6, 2023. Mr. Chapman joined the Board in 2004. Mr. Chapman stated that his resignation is due to his disagreement with the company regarding governance policy and practice. As previously disclosed in our proxy statement and elsewhere, the company believes its governance policies and practices are compliant and robust, including numerous improvements in recent years. The Board believes in the importance of good governance and remains focused on governance matters, including periodic Board refreshment to provide diversity, fresh thinking and new perspectives.
Subsequent to the receipt of Mr. Chapman’s initial resignation letter on June 4, 2023, Mr. Chapman informed the
c
ompany he was withdrawing his initial letter and was replacing it with a second resignation letter, dated as of the same date. The written correspondence related to Mr. Chapman’s resignation is being filed exactly in the form in which it was provided to the company, without redaction or modification of any kind. The company wishes to emphasize that the written notification of resignation reflects the thoughts and beliefs of Mr. Chapman only. The company takes no responsibility for the contents of the written notification of resignation. A copy of the written correspondence related to Mr. Chapman’s resignation is attached hereto as Exhibit 17.1, and the description of the written correspondence related to Mr. Chapman’s resignation is qualified in its entirety by reference to the full text of the attached written notification of resignation.
The company has provided Mr. Chapman with a copy of this Current Report on Form
8-K
no later than the date of its filing with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:
The following items are filed as exhibits to this Current Report on Form
8-K:

Exhibit No.	Exhibit

17.1	Correspondence related to the resignation of Laurence Chapman, dated June 4, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document ).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: June 6, 2023

Digital Realty Trust, Inc.

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary